UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Offering

On September 21, 2021, Bill.com Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of up to 5,073,529 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), at a public offering price of $272.00 per share (the “Offering”). The Offering includes the exercise in full by the Underwriters of their option to purchase an additional 661,764 Shares. The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-259681) previously filed with the Securities and Exchange Commission (the “SEC”), that is automatically effective under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 462(e) promulgated thereunder, including the related prospectus dated September 21, 2021, as supplemented by a preliminary prospectus supplement and prospectus supplement, dated September 21, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Offering closed September 24, 2021.

The Company estimates that net proceeds from the Offering will be approximately $1.34 billion, after deducting underwriting discounts and commissions and estimated Offering expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Unregistered Convertible Notes

On September 24, 2021, the Company completed its previously announced sale of $575 million aggregate principal amount of 0% convertible senior notes due 2027 (the “notes”), in a private placement in reliance on Section 4(a)(2) of the Securities Act, to the Initial Purchasers (as defined below) for initial resale to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act, as amended. The Company sale includes the exercise in full by the Initial Purchasers of their option to purchase an additional $75.0 million aggregate principal amount of notes.

The aggregate net proceeds from the offering of the notes were approximately $560.1 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company used approximately $37.9 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remaining net proceeds from the notes offering, and the net proceeds from the Offering described above, for general corporate purposes, which may include expanding the Company’s current business through acquisitions of, or investments in, other businesses, products or technologies. However, the Company has not designated any specific uses and has no current agreements with respect to any material acquisitions or strategic transactions.

Indenture

The notes were issued pursuant to an Indenture, dated as of September 24, 2021 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”). The notes are senior, unsecured obligations of the Company. The notes will not bear regular cash interest and the principal amount of the notes will not accrete. The notes mature on April 1, 2027 unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The Company may not redeem the notes prior to October 5, 2024. The Company may redeem for cash all or part of the notes, at its option, on or after October 5, 2024, if certain conditions are met. No sinking fund is provided for the notes.

The Indenture includes customary terms and covenants, including certain events of default after which the notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the notes:

1.

failure by the Company to pay the principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the special interest, if any, on any note when due and payable and such failure continues for a period of 30 days;

3.	failure by the Company to convert any note in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;

4.	failure by the Company to provide timely notice, upon certain events, as described in the Indenture when due;

5.	failure by the Company to comply with certain of its obligations under the Indenture;

6.	failure by the Company to perform any other agreement required of the Company in the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;

7.

any indebtedness, other than non-recourse indebtedness (as defined in the Indenture) for money borrowed by the Company or one of the Company’s significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $85,000,000 (or its foreign currency equivalent) that is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration that is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and

8.	specified events in bankruptcy, insolvency or reorganization of the Company or any of the Company’s Significant Subsidiaries.

The notes are convertible into cash, shares of common stock, or a combination thereof, at the Company’s election, at an initial conversion rate of 2.4108 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $414.80 per share of common stock, subject to adjustment, with a maximum conversion rate of 3.6764 per $1,000 principal amount of notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2027, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the notes who convert their notes in connection with a make-whole fundamental change (as defined in the Indenture) or in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate.

Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the notes may require the Company to repurchase all or a portion of their notes at a price equal to 100% of the principal amount of notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

Holders of the notes may convert all or a portion of their notes at their option prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2027, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the notes on each applicable trading day;

•

during the five-business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the notes for each day of that five-day consecutive trading day period was less than 98% of the product of the last reported sale price of common stock and the conversion rate of the notes on such trading day;

•	if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events.

On or after January 1, 2027, a holder of the notes may convert all or any portion of its notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

A copy of the Indenture and the form of the notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The description of the Indenture and notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text in the exhibits.

Capped Call Transactions

On September 21, 2021, in connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more financial institutions (the “Capped Call Counterparties”). In addition, on September 23, 2021, in connection with the initial purchasers’ exercise of their option to purchase additional notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties. The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock underlying the notes. The Capped Call Transactions are expected generally to reduce the potential dilution to holders of common stock upon conversion of the notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to enter into various derivative transactions with respect to common stock concurrently with, or shortly after, the pricing of the notes. This activity could contribute to the expected increase (or reduce the size of any decrease) in the market price of common stock or the notes at that time.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to common stock and/or purchasing or selling common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following an repurchase of notes by the Company on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of such notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the notes, and will not change any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The form of the base capped call transaction confirmation (the “Base Capped Call Confirmation”) and the form of additional capped call transaction conformation (the “Additional Capped Call Confirmation”) are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference. The description of the Capped Call Confirmation and Additional Capped Call Confirmation contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading Unregistered Convertible Notes of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading Unregistered Convertible Notes and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Purchase Agreement

On September 21, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of the notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The notes and the shares of the Company’s common stock, par value $0.00001 per share (“common stock”) issuable upon conversion of the notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On September 24, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

On September 24, 2021, the Company issued a press release announcing the closing of its offering of the notes. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 21, 2021

4.1	Indenture, dated as of September 24, 2021, between the Company and Wells Fargo Bank, National Association

4.2	Forms of 0% convertible senior notes due 2027.

5.1	Opinion of Fenwick & West LLP.

10.1	Form of Capped Call Confirmation

10.2	Form of Additional Capped Call Confirmation

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press release, dated September 24, 2021

99.2	Press release, dated September 24, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: September 24, 2021	By:	/s/ John Rettig
John Rettig
Chief Financial Officer and Executive Vice President, Finance and Operations